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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
CERIDIAN CORPORATION
(Name of Registrant as Specified In Its Charter)
CERIDIAN CORPORATION
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

[CERIDIAN LOGO]

Dear Stockholder:

    On behalf of Ceridian's Board of Directors, I am pleased to invite you to attend Ceridian Corporation's 2000 Annual Meeting of Stockholders. The meeting will be held at the Renaissance Vinoy, 501 Fifth Avenue N.E., St. Petersburg, Florida 33701 on Thursday, May 25, 2000 at 9:00 a.m., local time.

    The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow include information about the following proposals recommended by Ceridian's Board of Directors to:

  (1)
  Elect nine individuals to serve as directors of Ceridian; and

  (2)
  Approve the Ceridian Corporation 2000 Director Performance Incentive Plan.

    Our Board of Directors believes that a favorable vote on each of the matters to be considered at the annual meeting is in the best interests of Ceridian and its stockholders, and unanimously recommends a vote FOR each matter. Accordingly, we urge you to review the accompanying materials carefully and to promptly vote your shares.

    Your vote is important. Whether you own a few or many shares of stock, it is important that your shares be represented at the meeting. We hope that you will be able to attend the annual meeting. Whether or not you can be present at the meeting in person, please promptly vote your shares by following the instructions on the enclosed proxy card to ensure that your vote is counted at the meeting. If you do attend, your proxy can be revoked at your request in the event you wish to vote in person.

    We look forward to seeing you at the meeting.

Sincerely,
[/S/ RONALD L. TURNER]
Ronald L. Turner
President and Chief Executive Officer

[CERIDIAN LOGO]

Ceridian Corporation
8100 34th Avenue South
Minneapolis, Minnesota 55425

Notice of 2000 Annual Meeting of Stockholders
to be Held on Thursday, May 25, 2000

    The 2000 Annual Meeting of Stockholders of Ceridian Corporation will be held on Thursday, May 25, 2000, at 9:00 a.m., local time, at the Renaissance Vinoy, 501 Fifth Avenue N.E., St. Petersburg, Florida 33701 for the following purposes:

  /*/
  to elect nine directors;

  /*/
  to vote on a proposal to approve the Ceridian Corporation 2000 Director Performance Incentive Plan;

    and to transact other business properly coming before the meeting.

    The Board of Directors has fixed the close of business on March 28, 2000, as the record date for the purpose of determining stockholders who are entitled to notice and vote at the meeting and any adjournments. No admission ticket will be necessary.

    Stockholders are entitled to one vote for each share held of record at that time. The Proxy Statement and accompanying proxy card will be first mailed to stockholders on or about April 12, 2000.

    A list of stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours from May 11, 2000 through May 23, 2000, at the offices of Ceridian Benefits Services, 3201 34th Street South, St. Petersburg, Florida 33711.

April 12, 2000

BY ORDER OF THE BOARD OF DIRECTORS
[/S/ GARY M. NELSON]
Gary M. Nelson
Vice President, General Counsel and Secretary

PROXY STATEMENT—GENERAL INFORMATION

YOUR VOTE IS VERY IMPORTANT

  /*/
  Voting by Mail.  Whether or not you expect to attend the meeting, please sign, date and mail your proxy promptly in the enclosed postage paid envelope.

  /*/
  Voting by Telephone and the Internet.  If you wish to vote by telephone or by the Internet, please follow the instructions on the enclosed proxy card. If you vote by telephone or the Internet, please do not return your proxy by mail.

It is important that all stockholders vote. If you sign, date and mail your proxy without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

Number of Shares Outstanding

The holders of Ceridian common stock are entitled to one vote for each share held. As of March 28, 2000, the record date, there are 144,880,960 shares of common stock outstanding and eligible to vote at the meeting.

Vote Required

The following is an explanation of the vote required for each of the items to be voted on.

Election of Directors (Item 1).  The nine director nominees receiving the highest number of votes will be elected. Stockholders who do not wish their shares to be voted for a particular nominee may indicate that in the space provided on the proxy card or by following the telephone and Internet instructions.

Approval of 2000 Director Performance Incentive Plan (Item 2).  The affirmative vote of a majority of shares present in person or by proxy is required for approval of the Ceridian Corporation 2000 Director Performance Incentive Plan.

Shares represented by a proxy marked "abstain" on any matter will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor of the proposal. Therefore, any proxy marked "abstain" will have the effect of a vote of the shares against the item. Shares represented by a proxy as to which there is a "broker non-vote" (i.e. where a broker does not have discretionary authority to vote the shares) will be considered present at the meeting for purposes of determining a quorum, but will have no effect on the vote.

Voting by Participants in Ceridian Benefit Plans

If you own Ceridian common stock as a participant in one or more of our employee benefit plans, you will receive a single proxy card that covers both the shares credited to your name in your plan account(s) and shares you own that are registered in your name. If any of your plan accounts are not in the same name as your shares of record, you will receive separate proxy cards for your record and plan holdings. Proxies submitted by plan participants in our 401(k) plans will serve as voting instructions to the trustees for the plans whether provided by mail, telephone or the Internet.

Other Business

The Board knows of no other matters to be presented for stockholder action at the meeting. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment. This Proxy Statement will be first mailed to stockholders on or about April 12, 2000.

Confidential Voting

It is our policy that the individual stockholder votes are kept confidential prior to the final tabulation of the vote at our stockholders meeting if the stockholder requests confidential treatment. The only exceptions to this policy involve applicable legal requirements and proxy solicitations in opposition to the Board. Access to proxies and individual stockholder voting records is limited to the independent election inspectors (The Bank of New York), who may inform us at any time whether or not a particular stockholder has voted.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted by sending a written statement to the Corporate Secretary or by submitting another proxy with a later date. The written statement or proxy with a later date must be received by the Corporate Secretary prior to the meeting. You may also revoke your proxy by appearing and voting at the meeting.

ELECTION OF DIRECTORS (ITEM 1)

Our business is managed under the direction of our Board of Directors. Our Bylaws provide that the Board determines the number of directors, which is currently set at twelve but will be decreased to nine prior to the annual meeting. The Board has designated as nominees for director nine of the directors presently serving on the Board. The stockholders previously elected eight of the current directors being nominated for election, while William J. Cadogan was first elected as a director by the Board on February 4, 2000. Two of the current directors, Ruth M. Davis and Richard G. Lareau, have reached the retirement age specified by company policy for non-employee directors and will not stand for re-election. Lawrence Perlman, Chairman of the Board, will retire on April 30, 2000 and will not stand for re-election. The Board thanks Dr. Davis, Mr. Lareau and Mr. Perlman for their dedicated service to Ceridian.

The Board recommends a vote FOR and solicits proxies in favor of each of the nominees named below. Proxies cannot be voted for more than nine people. The Board has no reason to believe any of the nominees for director will be unable or unavailable to serve. However, if any nominee should for any reason become unable or unavailable to serve, proxies will be voted for another nominee selected by the Board. Alternatively, proxies, at the Board's discretion, may be voted for a fewer number of nominees as results from a director's inability or unavailability to serve. Each person elected will hold office until the 2001 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until earlier resignation or removal.

The following is biographical information, as of March 1, 2000, concerning the nine nominees for election as directors of Ceridian:

Nominees for Election of Directors

BRUCE R. BOND, age 53

  /*/
  Former Chairman, President and Chief Executive Officer of PictureTel Corporation (a company that develops, manufactures and markets video and audio conferencing solutions). Chairman from June 1998 until August 1999 and President and Chief Executive Officer from February 1998 until August 1999

  /*/
  Chief Executive Officer of ANS Communications (the networking subsidiary of America Online, Inc.) from July 1996 to February 1998

  /*/
  Managing Director of the national business communications division of British Telecom (a telecommunications corporation) for seven years prior to July 1996

  /*/
  Elected as a director of Ceridian in July 1998

  /*/
  Also a director of WITCO Corporation

WILLIAM J. CADOGAN, age 51

  /*/
  Chairman, President and Chief Executive Officer of ADC Telecommunications, Inc. (a designer and manufacturer of products and systems for broadband telecommunications networks). Chairman since February 1994 and President and Chief Executive Officer since July 1991

  /*/
  Elected as a director of Ceridian in February 2000

  /*/
  Also a director of ADC, Pentair, Inc. and National Computer Systems, Inc.

NICHOLAS D. CHABRAJA, age 57

  /*/
  Chairman and Chief Executive Officer of General Dynamics Corporation (a defense and advanced technology company) since June 1997

  /*/
  Vice Chairman of General Dynamics from December 1996 to June 1997

  /*/
  Executive Vice President of General Dynamics from 1994 to December 1996

  /*/
  Senior Vice President and General Counsel of General Dynamics from 1993 to 1994

  /*/
  Elected as a director of Ceridian in July 1998

  /*/
  Also a director of General Dynamics

ROBERT H. EWALD, age 52

  /*/
  President and Chief Executive Officer of E-Stamp Corporation (an Internet postage company) since March 1999

  /*/
  Executive Vice President and Chief Operating Officer of Silicon Graphics, Inc. (a provider of high performance workstations, servers and super computers) from October 1997 to July 1998

  /*/
  Executive Vice President, Computer Systems for Silicon Graphics from April 1997 to October 1997

  /*/
  President and Chief Operating Officer of Cray Research, Inc. (a computer hardware corporation) from December 1994 to March 1997

  /*/
  Chief Operating Officer, Super Computer Operations of Cray Research from January 1994 to December 1994

  /*/
  Executive Vice President and General Manager of Super Computer Operations of Cray Research from January 1993 to January 1994

  /*/
  Elected as a director of Ceridian in February 1998

  /*/
  Also a director of E-Stamp

RONALD T. LEMAY, age 54

  /*/
  President and Chief Operating Officer of Sprint Corporation (a global communications company) since October 1997

  /*/
  Chairman, President and Chief Executive Officer of Waste Management, Inc. (a provider of waste management services) from July 1997 to October 1997

  /*/
  President and Chief Operating Officer of Sprint from February 1996 to July 1997

  /*/
  Vice Chairman of Sprint from April 1995 to February 1996

  /*/
  Chief Executive Officer of Sprint Spectrum L.P. from March 1995 to September 1996

  /*/
  President of Sprint's Long Distance Division from October 1989 to March 1995

  /*/
  Elected as a director of Ceridian in January 1997

  /*/
  Also a director of Sprint, Imation Corporation, Yellow Corporation, Allstate Corporation and UtiliCorp

GEORGE R. LEWIS, age 58

  /*/
  President and Chief Executive Officer of Philip Morris Capital Corporation (a subsidiary of Philip Morris Companies Inc., a consumer packaged goods company) since May 1997

  /*/
  Vice President and Treasurer of Philip Morris Companies Inc. from 1984 to 1997

  /*/
  Elected as a director of Ceridian in November 1994

  /*/
  Also a director of Wachovia Corporation and Kemper National Insurance Companies

RONALD L. TURNER, age 53

  /*/
  Chief Executive Officer of Ceridian since January 2000 and President since April 1998

  /*/
  Chief Operating Officer of Ceridian from April 1998 to January 2000

  /*/
  Executive Vice President of Operations of Ceridian from March 1997 to April 1998

  /*/
  Executive Vice President of Ceridian and President and Chief Executive Officer of Ceridian's former Computing Devices International division from January 1996 to March 1997

  /*/
  Vice President of Ceridian and President of Ceridian's former Computing Devices International division from January 1993 to January 1996

  /*/
  Elected as a director of Ceridian in July 1998

  /*/
  Also a director of FLIR Systems, Inc. and BTG, Inc.

CAROLE J. UHRICH, age 56

  /*/
  Executive Vice President of Maytag Corporation (a home and commercial products company) and President of Maytag's Home Solutions Group since January 2000

  /*/
  Executive Vice President and Assistant Chief Operating Officer of Polaroid Corporation (a photographic equipment and supplies corporation) from September 1998 to April 1999

  /*/
  Executive Vice President of Commercial Imaging for Polaroid from March 1997 to September 1998

  /*/
  Executive Vice President, Global Products Supply for Polaroid from February 1996 to March 1997

  /*/
  Vice President, Manufacturing and Product Development for Polaroid from 1992 to February 1996

  /*/
  Elected as a director of Ceridian in November 1994

  /*/
  Also a director of Maytag

PAUL S. WALSH, age 44

  /*/
  Chief Operating Officer of Diageo plc (a consumer goods company which was formed in December 1997 as a result of the merger of Grand Metropolitan plc and Guiness plc) since January 2000

  /*/
  Chief Executive Officer of The Pillsbury Company (a wholly-owned subsidiary of Diageo plc) from January 1992 to December 1999

  /*/
  Member of Diageo's Executive Committee and an Executive Director of Grand Metropolitan from October 1995 to December 1997

  /*/
  Elected as a director of Ceridian in September 1991

  /*/
  Also a director of Diageo, Federal Express Corporation and Grocery Manufacturers of America

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors held eight meetings in 1999. Each director attended more than 75% of the meetings of the Board and its committees on which the director served, except for Mr. Bond. The Board maintains five committees: Executive; Audit; Compensation and Human Resources; Nominating and Board Governance; and Strategy Review. Membership on the Audit Committee, Compensation and Human Resources Committee and Nominating and Board Governance Committee is limited to directors who are not current or former employees of Ceridian.

Executive Committee

The following directors currently serve on the Executive Committee:

  Ronald L. Turner, Chair
  Richard G. Lareau
  Paul S. Walsh

The Executive Committee acts on matters that arise between Board meetings and require immediate action. All actions taken by this committee are reported to and are ratified by the Board. This committee did not meet in 1999, but took action once by written consent.

Audit Committee

The following directors currently serve on the Audit Committee:

  George R. Lewis, Chair
  Bruce R. Bond
  Ruth M. Davis
  Robert H. Ewald
  Richard G. Lareau

The Audit Committee:

  /*/
  Reviews and recommends to the Board the selection of our independent auditors

  /*/
  Consults with our independent auditors and reviews the scope and significant findings of the audits performed by them

  /*/
  Reviews the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of our internal auditors and our reporting policies and practices

This committee met twice in 1999, and took action twice by written consent.

Compensation and Human Resources Committee

The following directors currently serve on the Compensation and Human Resources Committee:

  Paul S. Walsh, Chair
  Nicholas D. Chabraja
  Ronald T. LeMay
  Carole J. Uhrich

The Compensation and Human Resources Committee:

  /*/
  Determines compensation policies, practices and structures for our key employees

  /*/
  Approves the compensation and benefits of our executive officers, including the chief executive officer

  /*/
  Reviews the process of managing executive succession, diversity and development

  /*/
  Assesses the adequacy of our human resource policies and principles

This committee met four times in 1999, and took action once by written consent.

Nominating and Board Governance Committee

The following directors currently serve on the Nominating and Board Governance Committee:

  Ronald T. LeMay, Chair
  Richard G. Lareau
  George R. Lewis
  Paul S. Walsh

The Nominating and Board Governance Committee reviews the composition, organization and governance of the Board and its committees and recommends to the Board the adoption of relevant policies. It also recommends to the Board compensation for non-employee directors, evaluates the performance of the chief executive officer and considers all nominees, including those recommended by stockholders, for Board membership. This committee met four times in 1999.

Strategy Review Committee

The following directors currently serve on the Strategy Review Committee:

  Carole J. Uhrich, Chair
  Bruce R. Bond
  Nicholas D. Chabraja
  Ruth M. Davis
  Robert H. Ewald
  Lawrence Perlman
  Ronald L. Turner

The Strategy Review Committee assists the Board by reviewing and assessing the strategic plans of our business units and our performance in meeting key objectives in connection with acquisitions and other strategic transactions. It also makes recommendations to the Board on issues relating to corporate strategy and strategic planning. This committee met twice in 1999.

DIRECTOR COMPENSATION

The following table summarizes non-employee director compensation during 1999. Directors who are employees of Ceridian are not separately compensated for their service as a director. All stock information has been adjusted to reflect a stock split paid in the form of a 100% stock dividend on February 26, 1999.

DIRECTOR COMPENSATION FOR 1999

	Cash Compensation	Security Grants
Name	Cash Portion of Annual Retainer ($)(1)	Shares Underlying Options (#)(2)	Shares Issued as One-Half of Annual Retainer (#)(1)	Shares Issued as Restricted Stock Award to New Director (#)(3)
Bruce R. Bond	$26,000	4,000	746	0
Nicholas D. Chabraja	$26,000	4,000	746	0
Ruth M. Davis	$31,000	4,000	746	0
Robert H. Ewald	$26,000	4,000	746	0
Richard G. Lareau	$31,000	4,000	746	0
Ronald T. LeMay	$26,000	4,000	746	0
George R. Lewis	$31,000	4,000	746	0
Charles Marshall (4)	$10,833	0	286	0
Ronald A. Matricaria (4)	$10,833	0	286	0
Carole J. Uhrich	$26,000	4,000	746	0
Richard W. Vieser (4)	$10,833	0	286	0
Paul S. Walsh	$31,000	4,000	746	0

(1)
Includes a supplemental annual cash payment of $5,000 for the chairs of the Compensation and Human Resources, Audit, Nominating and Board Governance and Strategy Review Committees. One-half of the annual retainer is paid to each director in office at the beginning of the year in shares of common stock that are non-transferable while the director serves on the Board. Directors who were not in office at the beginning of the year receive their pro rata annual retainer entirely in cash. The annual retainer was $52,000 in 1999.

(2)
Each director receives an annual option grant of 4,000 shares of common stock on the date of the annual meeting of stockholders. The exercise price per share of each option granted is 100 percent of the fair market value of the underlying common stock on the date the option is granted. An option becomes exercisable in full six months after its date of grant and expires ten years from its date of grant.

(3)
Each newly elected director receives a one-time award of restricted stock. The number of restricted shares to be awarded is determined by dividing an amount equal to two and one-half times the then current annual retainer for a non-employee director by the average closing price of a share of common stock on the New York Stock Exchange for the ten trading days prior to the effective date of the individual's election to the Board, rounded to the nearest 100 shares. Twenty percent of the restricted shares vest on each anniversary of the date of grant, and the shares may not be transferred before they vest.

(4)
The individual was a member of the Board of Directors in 1999, but did not stand for re-election at the May 20, 1999 Annual Meeting of Stockholders.

CORPORATE GOVERNANCE

Our Board and management have sought to foster an approach toward corporate governance that will ensure an independent, informed and effective Board, responsible and accountable for acting in the best interests of our stockholders. All directors stand for election every year, and all holders of common stock have equal voting rights. The Board has approved a statement of corporate governance policies that expresses in a consolidated fashion the corporate governance practices that have evolved within Ceridian. The statement of policies includes the following:

  /*/
  A majority of the directors should be independent. For the seven years prior to July 1998, there was only one management director on the Board. With the election of Mr. Turner in July 1998, there are presently two management directors on the Board. On April 30, 2000, Mr. Perlman will retire as Chairman of the Board, and the number of management directors on the Board will return to one.

  /*/
  The committees of the Board are established based on the Board's assessment of what is necessary and desirable in light of Ceridian's circumstances at any particular time and the Board's desire to most effectively utilize directors' time, experience and expertise.

  /*/
  The Nominating and Board Governance Committee will review at least annually the size and composition of the Board to assess whether the personal experience and expertise of the individual directors, and the overall mix of experience, expertise, independence and diversity of backgrounds among all the directors, will enable the Board to most effectively monitor our performance and actively participate in developing long-term strategy and financial goals. This review includes director succession planning, in light of expected future needs of the Board and Ceridian, and application of policies pertaining to tenure on the Board.

  /*/
  All members of the Audit Committee, Compensation and Human Resources Committee and Nominating and Board Governance Committee are non-employee directors. The Nominating and Board Governance Committee reviews Board committee structure and assignments at least annually and recommends any changes to the Board.

  /*/
  The chairpersons of the respective Board committees are expected to assume leadership roles within the Board pertaining to issues within the purview of the committees that they chair.

  /*/
  The Nominating and Board Governance Committee periodically conducts an evaluation of the performance of the Board as a whole based on evaluation forms completed by each of the individual directors. The results of this evaluation and any recommendations for change are presented to the Board.

  /*/
  Any non-employee director who has completed or as of the next annual meeting of stockholders will have completed twelve years of service as a director will submit a letter to the Nominating and Board Governance Committee offering not to stand for re-election to the Board at any future meeting of stockholders. The Nominating and Board Governance Committee shall have complete discretion as to whether and when the offer will be accepted.

  /*/
  Upon a change in the employment status of any non-employee director, that director will submit a letter to the Nominating and Board Governance Committee offering not to stand for re-election to the Board at the next annual meeting of our stockholders. The Nominating and Board Governance Committee will have complete discretion as to whether the offer will be accepted.

  /*/
  Unless waived by the Board, any non-employee director must retire from the Board no later than the next annual meeting of our stockholders occurring after his or her 70th birthday. Any director who is also an officer of Ceridian will retire from the Board immediately upon retirement or termination as an officer and employee of the company.

  /*/
  The non-employee directors meet in executive session at least once per year, and include in this meeting an evaluation of the performance of the chief executive officer, based on evaluation and feedback forms previously completed by the non-employee directors.

PROPOSAL TO APPROVE THE CERIDIAN CORPORATION 2000 DIRECTOR PERFORMANCE INCENTIVE PLAN (ITEM 2)

Introduction

On February 4, 2000, our Board of Directors, upon the recommendation of the Nominating and Board Governance Committee, declared advisable and unanimously approved, subject to stockholder approval, the Ceridian Corporation 2000 Director Performance Incentive Plan (2000 Plan). The 2000 Plan provides for the grant to eligible non-employee directors of stock options and restricted stock awards, and the receipt of at least 50% of their annual retainer in restricted stock and/or deferred stock. Upon approval of the 2000 Plan by our stockholders, the 2000 Plan will supersede and replace the Ceridian Corporation 1996 Director Performance Incentive Plan (1996 Plan). Awards outstanding under the 1996 Plan may continue to be exercised and will continue to become exercisable, or free of restrictions, in accordance with its terms.

Summary of the 2000 Plan

The major features of the 2000 Plan are summarized below. This summary is qualified in its entirety by the actual text of the 2000 Plan, a copy of which is attached as Exhibit A to this proxy statement.

Shares Available under the 2000 Plan.  Up to 350,000 shares of Ceridian common stock may be the subject of awards under the 2000 Plan. These awards will be in the form of stock options, restricted stock awards to new directors and restricted stock or deferred stock awarded as 50% or more of a director's annual retainer. The shares of common stock issuable under the 2000 Plan may be either authorized but unissued shares or treasury shares. If there is any material change in our corporate structure or shares of common stock, such as in connection with a merger, recapitalization, stock split, stock dividend or other extraordinary dividend (including a spin-off), the aggregate number and kind of securities subject to awards under the 2000 Plan, including the number of shares issuable upon the exercise of options and the exercise price of options, will be appropriately adjusted to prevent dilution or enlargement of rights of participants. If any option award terminates without having been exercised in full, or if all or any portion of a restricted stock award or deferred stock award is forfeited by any eligible director, then unexercised or unvested shares subject to the award will automatically again become available for issuance under the 2000 Plan.

Eligibility.  All of our directors who are not employees of Ceridian or its subsidiaries are eligible to participate in the 2000 Plan. On March 1, 2000, we had 10 non-employee directors.

Option Grants.  An annual grant of an option to purchase 4,000 shares of common stock will be made automatically to each eligible director on the date the director is elected or re-elected to the Board by our stockholders, beginning with this annual meeting. The exercise price per share of each option granted under the 2000 Plan will be 100% of the fair market value of the underlying common stock on the date the option is granted. As of March 1, 2000, the fair market value of our common stock was $20.375, the closing price of a share of our common stock on the New York Stock Exchange. Payment of the exercise price must be in cash or by means of a "broker exercise notice." An option granted under the 2000 Plan will become exercisable in full six months after its date of grant, and will expire 10 years from its date of grant.

Restricted Stock Awards to New Directors.  A one-time award of restricted shares of common stock will be automatically made to each future non-employee director when the director is first elected or appointed to the Board. The number of shares subject to this award will be determined by dividing an amount equal to two and one-half times the dollar value of the then current annual retainer for a non-employee director by the average closing price of a share of our common stock on the NYSE for the 10 trading days prior to the effective date of the individual's election or appointment to the Board, rounded to the nearest 100 shares.

The 2000 Plan provides that shares of common stock subject to a restricted stock award may not be transferred or otherwise disposed of until restrictions on these awards lapse. These restrictions will lapse over a five-year period, with 20% of the shares vesting on each anniversary of the date of grant. In addition, a restricted stock award that has been outstanding for at least two months will immediately vest upon a change of control of Ceridian. Prior to the vesting of the restricted shares, a director has the right to vote the shares and, unless the Nominating and Board Governance Committee provides otherwise, to receive any dividends or distributions with respect to the shares.

Annual Retainer.  The 2000 Plan provides that prior to the beginning of each year each non-employee director must elect to receive at least 50% of his or her annual retainer in restricted stock, deferred stock or a combination of the two. A non-employee director's annual retainer consists of the cash paid to a director for being on the Board and attending Board and committee meetings. The 2000 Plan provides that if an eligible director fails to make an election to receive at least 50% of his or her annual retainer in restricted stock and/or deferred stock, the director will automatically receive 50% of his or her annual retainer in restricted stock.

On January 3 (or the first trading day) of the calendar year, an eligible director will receive restricted stock and/or credits to his or her deferred stock account in an amount equal to the portion of the annual retainer that the director elected to receive in restricted stock and/or deferred stock divided by the average closing price of a share of our common stock on the NYSE over the last 10 trading days, rounded up to the nearest whole share. Until a director leaves the Board, the director is prohibited from selling, transferring or encumbering any shares of restricted stock received as a portion of his or her annual retainer. A director who elects to receive deferred stock as a portion of his or her annual retainer will also elect whether to receive the deferred stock in a lump sum or in five, ten or fifteen annual installments after leaving the Board. A director will have all voting and dividend rights in the restricted stock and deferred stock.

Termination of Service as a Director.  If a director leaves the Board prior to the end of the year, a pro rata portion of the current year's annual retainer paid in restricted or deferred stock will be forfeited. If a director's service is terminated due to death or disability, all outstanding options held by the director will become exercisable in full and will remain exercisable for the remainder of their terms, and any restricted stock award the director received when he or she first became a director will become fully vested. If a director voluntarily resigns from the Board, all outstanding options held by the director will remain exercisable for three months to the extent they were exercisable prior to the resignation, and the shares of restricted stock underlying the restricted stock award received upon becoming a director of Ceridian that have not yet vested will be forfeited. If a director's service terminates for any other reason, the director's outstanding options that are exercisable will remain exercisable for the remainder of their terms and the portion of the director's shares of restricted stock underlying the restricted stock award the director received upon joining the Board that was scheduled to vest on the next vesting date following the date of termination will immediately vest, but options not yet exercisable and other shares of restricted stock not yet vested will be forfeited.

Administration of the 2000 Plan.  The 2000 Plan will be administered by the Nominating and Board Governance Committee. The Committee will have no discretion or authority to determine eligibility to participate in the 2000 Plan, the number of shares of common stock to be subject to awards under the 2000 Plan, or the timing, pricing or other terms and conditions of such awards.

Amendment of the 2000 Plan.  The Board may amend the 2000 Plan, as it deems advisable, subject to the need for stockholder approval if required pursuant to the rules of the NYSE.

Non-transferability of Award.  No award granted under the 2000 Plan may be transferred by a director for any reason or by any means, except by will or by the laws of descent and distribution.

Term of the 2000 Plan.  If approved by our stockholders, the 2000 Plan will be deemed effective as of May 25, 2000, and awards under the 2000 Plan may be made until May 31, 2005. If the 2000 Plan is not approved by our stockholders, then the 1996 Plan will remain in effect.

Tax Information Regarding Awards

The following is a summary of the general effect of U.S. federal income taxation under current law upon a non-employee director and Ceridian with respect to the grant and exercise of awards under the 2000 Plan and the subsequent sale of shares, and does not discuss the income tax laws of any state or foreign country in which a non-employee director may reside.

Stock Options.  An optionee will not incur any federal income tax liability when a nonqualified stock option is granted or becomes exercisable. When a nonqualified option is exercised, the optionee will generally recognize ordinary income equal to the difference between the fair market value of the shares at the time of exercise and the aggregate exercise price. Ceridian will receive a corresponding tax deduction for any amounts includable in the taxable income of the participant as ordinary income. Upon resale of such shares by the optionee, any difference between the sale price and the fair market value of the shares at the time the option was exercised will be treated as capital gain or loss.

Restricted Stock Awards.  With respect to shares of common stock issued pursuant to a restricted stock award, a participant may file an election under Section 83(b) of the Internal Revenue Code within 30 days after receipt to include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture). If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the restricted stock award lapse. Ceridian will receive a corresponding tax deduction for any amounts includable in the taxable income of the participant as ordinary income. A participant who does not make a Section 83(b) election within 30 days of the receipt of the restricted stock award will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares freed of the restrictions. Ceridian will receive a corresponding tax deduction for any amounts includable in the taxable income of a participant as ordinary income. Regardless of whether the participant made a Section 83(b) election, any gain or loss on the sale of the shares will be capital gain or loss. The amount of such gain or loss will be equal to the sale price for such shares less the participant's basis in such shares. Whether the gain is short-term or long-term will depend on the length of time the participant holds the stock prior to its sale.

Payment of Annual Retainer in Restricted Stock and/or Deferred Stock.  Shares of restricted stock and deferred stock that are received as all or a portion of a participant's annual retainer are taxable to the participant as ordinary income upon receipt in an amount equal to the then fair market value of the shares. Restricted stock is deemed received proportionately upon the lapse of the vesting restrictions throughout the year in which the annual retainer is paid. Deferred stock credited to a participant's deferred stock account is deemed received on the date the Ceridian common stock is received by a participant pursuant to the participant's pay out election.

New Plan Benefits

No awards have been granted under the 2000 Plan. If the 2000 Plan is approved by our stockholders, option awards to purchase 4,000 shares of common stock will be granted to each non-employee director elected to the Board on May 25, 2000. The Board has designated eight non-employee directors as nominees for election at this annual meeting. The number of shares of our common stock underlying any future restricted stock award to newly elected eligible directors and relating to the decision by an eligible director to elect to receive 50% or more of his or her future annual retainers in restricted stock and/or deferred stock is not presently determinable.

Board Recommendation

The Board of Directors recommends that the stockholders vote FOR the approval of the Ceridian Corporation 2000 Director Performance Incentive Plan. The vote required to approve the 2000 Director Performance Incentive Plan is a majority of the outstanding shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter.

REPORT OF COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee is responsible for establishing and administering the compensation program for Ceridian's executive officers. All committee members are independent directors who are not either current or former employees of Ceridian. The executive compensation program is designed to:

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  Compete aggressively with other companies

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  Reward superior performance with superior levels of compensation

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  Align the interests of senior management with the interests of Ceridian's stockholders

The executive compensation program is composed of three elements:

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  Base salary

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  Annual incentive bonus

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  Long-term incentive compensation

Base salary is targeted at 20% to 40% of an executive's total compensation. Greater weight is given to an executive's performance-based compensation (annual incentive bonus and long-term incentive compensation). The higher the level of responsibility an executive has within Ceridian, the greater the executive's total compensation emphasizes performance-based compensation.

The committee also determines the performance goals for incentive compensation plans in conjunction with the Board's approval of Ceridian's strategic and operating plans.

Each year the committee receives information regarding competitive compensation levels and practices for positions comparable to Ceridian's executive officer positions. This information is obtained from nationwide compensation survey information collected and evaluated internally by management and by independent consulting firms. The committee also receives advice from an independent, nationally recognized, compensation consulting firm. As a result, comparative compensation information is drawn from a broader range of companies than those included in Ceridian's peer group index utilized in the stock price performance graph found in this proxy statement, and not all of the companies included in the peer group index are included in the surveys the committee utilizes. Based on this comparative information, the committee generally targets base salary, total cash compensation (salary plus annual bonus) and long-term incentive compensation for each executive officer position to fall within a range between the 50th and 75th percentiles of the relevant marketplace.

Base Salary

The annual determination of an executive officer's salary is based on the committee's subjective assessment of the following factors:

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  Responsibilities of the position

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  Competitive practice

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  Performance and experience of the executive

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  Relative internal relationships

The 1999 base salaries for executive officers, including the five named executives in the summary compensation table contained in this proxy statement, were generally within the targeted range.

Annual Incentive Bonus

The annual determination of an executive officer's target bonus is based on the committee's subjective assessment of the same factors considered with respect to determining base salary, and the philosophy regarding performance-based compensation.

For 1999, the target bonus percentage for the named executives, other than Mr. Perlman, was 55% of base salary, with the maximum possible bonus equal to 150% of the target amount and the threshold bonus 50% of the target amount. The potential annual bonuses for corporate executive officers, which includes Lawrence Perlman, Ronald L. Turner and John R. Eickhoff of the named executives, was comprised of two components:

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  80% of the bonus was dependent upon Ceridian achieving specified levels of earnings per share
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  20% of the bonus was dependent upon the operating units achieving balanced levels of pre-tax earnings for 1999

The potential annual bonuses for an executive officer responsible for an operating unit, which includes Tony G. Holcombe and Stephen B. Morris of the named executives, was comprised of four components:

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  15% of the bonus was dependent upon the same Ceridian earnings per share requirement
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  45% of the bonus was dependent upon the operating unit achieving specified levels of pre-tax earnings
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  20% of the bonus was dependent upon the operating unit achieving specified levels of revenue growth
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  20% of the bonus was dependent upon the committee's subjective assessment of the executive officer's individual performance in areas such as productivity and quality improvements, and for 1999, Y2K compliance

For 1999, payment under the annual incentive program for the named executives was above target. This resulted in bonus payments for the named executives, other than Mr. Perlman, ranging from approximately 64% to 72% of base salary, as compared to a target bonus percentage of 55%.

Long-term Incentive Compensation

Long-term incentives for executive officers consist primarily of annual awards of stock options. The annual determination of an executive officer's option award within the range prescribed for his or her position is also based on the committee's subjective assessment of the following factors:

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  Responsibilities of the position
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  Performance and experience of the individual
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  Past option awards made to the individual

For 1999, annual stock option awards included a time-based and a performance-based vesting component. 50% of the 1999 option award vests equally over three years, while the remaining 50% of the award vests upon the earlier of six years from the date of grant or upon the satisfaction of certain performance objectives related to stock price growth.

Of the named executives, Mr. Morris received a normal competitive stock option grant. Mr. Eickhoff's award represents a special grant to supplement the three-year grant that he received in 1998. Mr. Holcombe received an additional special stock option award as a result of becoming President of Ceridian Employer Services in November of 1999. Mr. Turner received a stock option award to purchase 500,000 shares in anticipation of him becoming Chief Executive Officer effective January 1, 2000, which represents a front load of three years of normal competitive grants. Mr. Perlman did not receive any stock option awards in 1999.

In 1999, the combination time-based and performance-based stock option awards were also extended to approximately 25% of the professional exempt level employees to recognize them as key contributors to Ceridian's success.

Chief Executive Officer Compensation

Mr. Perlman's base salary during 1999 was $750,000, unchanged from 1998. For 1999, Mr. Perlman's target annual bonus percentage was 65% of his base salary, which was determined in the manner described above, and his actual bonus payment amounted to approximately 75% of his base salary. As specified in his amended employment agreement dated November 8, 1996, Mr. Perlman previously received 450,000 option shares representing three years of normal grants. These option awards represented an accelerated grant of the annual stock option awards he would otherwise have expected to receive during the years 1997-1999. The committee determined that Mr. Perlman's salary, annual bonus target percentage and long-term incentive compensation are in accordance with the practices described above. These determinations are based primarily on the committee's subjective evaluation of Mr. Perlman's performance, Ceridian's performance and its stock price performance. The committee has assigned no specific weighting to the factors we considered in evaluating the total compensation of Mr. Perlman.

Stock Ownership Guidelines

In October 1999, the committee also approved stock ownership guidelines for all of the senior executive officers. The stock ownership guidelines provide that each senior executive should strive to own stock with a market value equal to a multiple of his or her base salary. The ownership guidelines range from owning Ceridian stock valued at five times base salary for the Chief Executive Officer to two times base salary for certain staff officers. Upon implementation, these senior executive officers will have five years in which to attain their individual stock ownership goals. The committee will monitor the progress of these senior executives as they strive to meet the stock ownership guidelines. The stock ownership guidelines will be implemented in 2000.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits to $1 million the tax deduction for annual compensation paid to the chief executive officer and the four most highly compensated officers (other than the chief executive officer) of a publicly held corporation unless certain requirements are met. One of these requirements is that compensation over $1 million be based on Ceridian's attainment of performance goals established in the manner prescribed by Section 162(m). While Ceridian has satisfied these requirements with respect to compensation in the form of stock options, other forms of compensation received by the named executives are subject to this $1 million limit. The non-deductible amount of compensation paid in 1999 was not material. The committee supports the philosophy that a significant portion of the total compensation provided to an executive should be performance-based, and we have taken steps to qualify all long-term incentive compensation in the future as deductible under Section 162(m). At the same time, the committee believes that it is important for the committee to retain the flexibility to tailor the salary and bonus components of the compensation program in the manner we believe to be most beneficial to Ceridian and its stockholders.

February 4, 2000

Compensation and Human Resources
Committee

  Paul S. Walsh, Chair
  Nicholas D. Chabraja
  Ronald T. LeMay
  Carole J. Uhrich

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total return during the period 1995-1999 for Ceridian's common stock, the S&P 500 Index and a peer group index of data services companies. The peer group index of data services companies, weighted for market capitalization, consists of Automatic Data Processing, Inc.; Bisys Group, Inc.; Computer Sciences Corporation; Dun & Bradstreet Corporation; Electronic Data Systems Corporation; Equifax, Inc.; First Data Corporation; Fiserv, Inc.; Information Resources, Inc.; National Data Corporation; and Paychex, Inc.

The graph assumes the investment of $100 in each of Ceridian's common stock, the S&P 500 Index and the peer group index on December 31, 1994, and the reinvestment of all dividends as and when distributed.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
(CERIDIAN CORPORATION, THE S&P 500 INDEX AND PEER GROUP INDEX)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

	CERIDIAN	S&P 500	DATA SERVICES
	CORPORATION	INDEX	PEER GROUP
1994	$100.00	$100.00	$100.00
1995	$153.48	$137.58	$135.58
1996	$150.69	$169.17	$141.74
1997	$170.46	$225.60	$157.34
1998	$259.76	$290.08	$196.38
1999	$160.46	$351.12	$255.49

EXECUTIVE COMPENSATION

All stock award information has been adjusted to reflect a stock split paid in the form of a 100% stock dividend on February 26, 1999.

Summary Compensation

The following table summarizes the compensation for the past three years of Ceridian's chief executive officer and the next four most highly compensated executive officers as of December 31, 1999. These five individuals are referred to as the "named executives."

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation		Awards	Payouts
Name and Principal Position	Year	Salary ($)(1)	Bonus($)	Securities Underlying Options/SARs(#)	LTIP Payouts($)(2)	All Other Compensation ($)(3)
Lawrence Perlman Chairman and Chief Executive Officer (4)	1999 1998 1997	$795,000 795,000 744,984	$564,225 727,350 455,000	0 0 450,000	$ — 377,555 —	$4,800 3,600 3,375
Ronald L. Turner President and Chief Operating Officer (5)	1999 1998 1997	466,654 418,739 389,500	318,267 328,240 274,297	500,000 150,000 260,000	— 251,703 —	4,800 3,600 3,375
John R. Eickhoff Executive Vice President and Chief Financial Officer	1999 1998 1997	344,992 334,984 334,984	203,691 254,386 170,500	35,000 280,000 180,000	— 251,703 —	4,800 3,600 3,375
Tony G. Holcombe Executive Vice President and President of Ceridian Employer Services (6)	1999 1998 1997	318,124 290,008 185,717	249,487 196,895 109,064	120,000 60,000 230,000	— — —	— — —
Stephen B. Morris Executive Vice President and President of Arbitron	1999 1998 1997	329,992 314,992 314,992	218,090 235,770 214,141	70,000 60,000 166,000	— 251,703 —	4,800 3,600 3,375

(1)
The amounts reported for each individual as salary include an annual expense allowance paid to such individuals.

(2)
The amounts reported in this column represent the market value of shares of common stock which were granted in 1994 under a performance restricted stock program and which vested on April 30, 1998, such value determined by utilizing the closing price of the common stock on the NYSE on the vesting date.

(3)
The amounts disclosed for each individual represent Ceridian's contributions to the accounts of the named individuals in one of Ceridian's 401(k) defined contribution plans.

(4)
Mr. Perlman retired as Chief Executive Officer effective as of January 1, 2000.

(5)
Mr. Turner became Chief Executive Officer on January 1, 2000.

(6)
Mr. Holcombe joined Ceridian on May 13, 1997.

Stock Option Grants

The following table summarizes information regarding stock options granted during 1999 to the named executives.

OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

	Individual Grants(1)
							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options/SARs Granted (#)		% of Total Options/SARs Granted to Employees in Fiscal Year
Name					Exercise or Base Price ($/Sh)(2)	Expiration Date
							5% ($)	10% ($)
Lawrence Perlman	—		—		—	—	—	—
Ronald L. Turner	500,000(4)		12.85%		$19.9375	10/20/09	$6,280,313	$15,850,313
John R. Eickhoff	35,000(5)		0.90%		19.9375	10/20/09	439,622	1,109,522
Tony G. Holcombe	70,000(4 50,000(6	) )	1.80 1.28	% %	19.9375 21.8125	10/20/09 11/17/09	879,244 687,094	2,219,044 1,734,094
Stephen B. Morris	70,000(4)		1.80%		19.9375	10/20/09	879,244	2,219,044

(1)
All options reported in this table were granted under Ceridian's 1999 Stock Incentive Plan, which prohibits the repricing of any stock option without prior stockholder approval. All of the above options expire 10 years after the respective grant dates. The exercisability of the above options will generally be accelerated (i) if an optionee's employment is terminated due to death or disability or (ii) upon a change of control of Ceridian. All of the above options have a "reload" feature, meaning a reload option is granted when an option reported in this table is exercised and payment of the exercise price is made by delivery of previously-owned Ceridian common stock. Each reload option is granted for the number of shares of common stock tendered as payment for the exercise price and tax withholdings of the underlying option. The exercise price of a reload option is equal to the fair market value (closing price on the NYSE) of a share of Ceridian common stock on the date of grant. A reload option is exercisable in full on the date of grant, and will expire on the same date as the underlying option.
(2)
The per share exercise price of each option granted in 1999 is equal to the market value (closing price on the NYSE) of a share of Ceridian common stock on the date of grant.
(3)
These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the optionees' continued employment through the vesting period. The amounts represented in this table may not necessarily be achieved.
(4)
One-half of the shares underlying each of these options will vest in cumulative one-third installments beginning one year from the date of grant. The remaining one-half of the shares underlying each of these options is performance-based and becomes exercisable in full upon the earlier of (i) February 15, 2002, if the average closing price of a share of Ceridian common stock on the NYSE for 20 consecutive trading days during the period beginning October 20, 1999 and ending January 31, 2002 is greater than $26.15 or (ii) October 20, 2005.
(5)
This option becomes exercisable in full on December 31, 2001.
(6)
25,000 shares underlying the option will vest in cumulative one-third installments beginning on November 17, 2000. The remaining 25,000 shares underlying the option is performance-based and becomes exercisable in full upon the earlier of (i) March 15, 2002, if the average closing price of a share of Ceridian common stock on the NYSE for 20 consecutive trading days during the period beginning October 20, 1999 and ending February 28, 2002 is greater than $27.23 or (ii) November 17, 2005.

Option Exercises and Option Values

The following table summarizes information regarding the exercise of stock options during 1999 by the named executives, as well as the December 31, 1999 value of unexercised stock options held by the named executives.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#)		Value of Unexercised In-The-Money Options/SARs at Fiscal Year End ($)(2)
	Shares Acquired on Exercise (#)
Name		Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Lawrence Perlman	195,996	$5,627,485	710,000	650,000	$3,535,500	$884,000
Ronald L. Turner	—	—	481,669	748,331	2,746,075	891,425
John R. Eickhoff	60,212	1,872,029	340,978	411,666	1,601,875	116,249
Tony G. Holcombe	46,666	775,003	60,000	276,666	40,625	270,347
Stephen B. Morris	—	—	357,334	208,666	1,992,642	168,958

(1)
Represents the difference between the market value (closing price on the NYSE) of Ceridian's common stock on the exercise date and the exercise price of the options, before payment of applicable income taxes.

(2)
Represents the difference between the market value (closing price on the NYSE) of Ceridian's common stock on December 31, 1999 ($21.5625) and the exercise price of in-the-money options, before payment of applicable income taxes.

Pension Plan

We maintain a voluntary, tax qualified, defined benefit retirement plan for our U.S. employees (Retirement Plan) which is funded by employee salary reduction contributions and employer contributions. The Retirement Plan was closed to new participants effective January 2, 1995. The amount of the annual benefit under the Retirement Plan is based upon an employee's average annual compensation during the employee's highest consecutive five-year earnings period with Ceridian while participating in the Retirement Plan. Because the Internal Revenue Code limits the annual benefit that may be paid from tax-qualified plans such as the Retirement Plan, we have established a Benefit Equalization Plan to provide retirees with supplemental benefits so that they will receive, in the aggregate, the benefits they would have been entitled to receive under the Retirement Plan had these limits not been in effect. We have established and funded a Benefits Protection Trust out of which benefits under the Benefit Equalization Plan for plan participants who terminate employment with us after December 1, 1994 are to be paid. We have also established and funded two additional benefit protection trusts for the benefits to be paid to Messrs. Perlman and Eickhoff under the Benefits Equalization Plan. Assets in each of these three trusts remain subject to the claims of our general creditors.

The following table shows estimated annual benefits payable under the Retirement Plan and the Benefit Equalization Plan to an employee who retires in 2000 at age 65:

PENSION PLAN TABLE

	Years of Service
Remuneration	15	20	25	30	35
300,000	$69,368	$92,490	$115,613	$138,735	$156,735
400,000	93,368	124,490	155,613	186,735	210,735
500,000	117,368	156,490	195,613	234,735	264,735
600,000	141,368	188,490	235,613	282,735	318,735
800,000	189,368	252,490	315,613	378,735	426,735
1,000,000	237,368	316,490	395,613	474,735	534,735
1,200,000	285,368	380,490	475,613	570,735	642,735
1,400,000	333,368	444,490	555,613	666,735	750,735

Annual compensation for purposes of the Retirement Plan and the Benefit Equalization Plan consists of salary and any annual bonus paid during the year, less the amount contributed by the employee to the Retirement Plan that year. Compensation for 1999 covered by these Plans for the named executives is as follows: Mr. Perlman, $1,951,818; Mr. Turner, $741,300; Mr. Eickhoff, $553,605; and Mr. Morris, $523,777. Mr. Holcombe is not eligible to participate in the Retirement Plan or the Benefit Equalization Plan. For purposes of the Retirement Plan and the Benefit Equalization Plan, an annual bonus is considered part of annual compensation in the year in which it is paid, rather than the year in which it was earned (the latter formulation being the basis on which amounts are reported in the Summary Compensation Table).

As of March 31, 2000, years of credited service for the named executives were as follows: Mr. Perlman, 19.87 years; Mr. Turner, 7.29 years; Mr. Eickhoff, 36.54 years; and Mr. Morris, 5.28 years.

Benefit amounts in the Pension Plan Table are computed assuming payments are made on the normal life annuity basis and not under any of the various survivor options. Benefits listed in the table are not subject to deduction for Social Security or other offset amounts.

EXECUTIVE EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL

Executive Employment Agreements

We have employment agreements with each of the named executives. These agreements generally provide that the executives are required to devote full time to Ceridian in their specified positions, and contain provisions regarding protection of confidential information, rights in any intellectual property created by the executive, restrictions on competition and change of control compensation (as described below under the caption "Change of Control Provisions").

The agreement with Mr. Perlman, the term of which extends to April 30, 2000, provides for an annual base salary of $750,000, an annual bonus targeted at 65% of base salary, and a $200,000 post-retirement benefits allowance. The agreement specifies the long-term incentive awards to be provided during the term of the agreement. These awards consist of a 150,000 share annual stock option grant and a 300,000 share performance stock option grant made in November 1996, and three 150,000 share stock option grants made during 1997 that represent an accelerated grant of the annual stock option awards he would otherwise have expected to receive during the years 1997-1999. The performance stock option grant will become exercisable in full on April 30, 2000 if on that date Mr. Perlman's successor as chief executive officer of Ceridian has been designated by the Board, and the average closing price of a share of Ceridian common stock on the NYSE for any 20 consecutive trading days during the 180-day period ending April 28, 2000 is greater than or equal to $35.00. On July 21, 1999, the Board designated Mr. Turner as Mr. Perlman's successor as Chief Executive Officer. If Ceridian terminates the agreement without cause, Mr. Perlman would be entitled to receive:

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  A lump sum payment equal to two years' base salary (three years if a release of claims is signed)

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  A proportionate share of the bonus he would otherwise have received if he had remained employed with Ceridian for the full year in which termination occurred

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  A supplemental retirement benefit calculated by including an additional three years' base salary in the determination of annual pay for the year in which the termination occurs or the prior year, whichever provides for the highest average pay and by including a number of additional years of service credit equal to the number of years of base salary received in the previously described lump sum payment

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  Accelerated exercisability of stock options granted prior to the date of the employment agreement

The agreement also specifies amounts to be paid to Mr. Perlman or his beneficiaries if the agreement is terminated due to death or disability (generally a proportionate share of the bonus payable at "target performance" for the year in which termination occurred and, in the event of disability, five months base salary or, in the event of death, one year's base salary and bonus at target performance). As an additional post-retirement benefit, Ceridian has agreed to provide Mr. Perlman with a company employee to serve as his administrative assistant and to pay the salary, benefits and related expenses of such assistant for a period of 36 months following his retirement.

The term of the agreement with Mr. Turner is the later of October 1, 2002 or two years after a change of control of Ceridian occurring before that date. Mr. Turner's agreement automatically renews for successive three year terms upon expiration. The term of the agreement with Mr. Eickhoff is the later of December 31, 2001 or two years after a change of control of Ceridian occurring before that date. The term of the agreements with Messrs. Holcombe and Morris is the later of October 1, 2001 or two years after a change of control of Ceridian occurring before that date. The agreements with Messrs. Holcombe and Morris automatically renew for successive two year terms upon expiration. If Ceridian terminates an agreement with Messrs. Turner, Eickhoff, Holcombe or Morris without cause, the executive is entitled to receive a lump sum payment equal to:

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  One year's base salary (two years for Mr. Turner) (and an additional one year's base salary if a release of claims is signed by the executive)

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  A proportionate share of the bonus the executive would otherwise have received if he had remained employed with Ceridian for the full year in which termination occurred

The agreement for Mr. Eickhoff also provides that in the event of his termination without cause, he would receive a supplemental retirement benefit calculated by including an additional year's base salary in the determination of final average pay. The agreements with Messrs. Turner, Eickhoff, Holcombe and Morris also contain provisions comparable to those in Mr. Perlman's agreement with regard to payments to be made if termination occurs due to death or disability. The agreement with Mr. Turner also provides for the continuation of benefits until age 65 if Mr. Turner retires after the age of 55 with five or more years of service with Ceridian.

Change of Control Provisions

The exercisability of stock options or the vesting of other awards under Ceridian's stock-based compensation plans and the payment of benefits under the executive employment agreements described above accelerates upon either a "change of control" or a "change of control termination." For these purposes, a "change of control" is generally defined as any of the following:

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  A merger or consolidation involving Ceridian if less than 50 percent of our voting stock after the business combination is held by persons who were stockholders before the business combination

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  A sale of the assets of Ceridian substantially as an entirety

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  Ownership by a person or group acting in concert of at least 25 percent of our voting securities

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  Approval by the stockholders of a plan for the liquidation of Ceridian

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  Certain changes in the composition of our Board

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  Such other events or transactions that the Board determines constitutes a change of control

The term "change of control termination" refers to either of the following if it occurs within two years of a "change of control" of Ceridian:

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  Termination of an executive's employment by Ceridian for any reason other than conduct that constitutes fraud, theft, embezzlement or an intentional violation of law involving moral turpitude

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  The executive terminates employment with Ceridian for "good reason"

A change of control termination does not include termination of employment due to death or disability. The term "good reason" is generally defined as an adverse change in an executive's responsibilities, authority, compensation, benefits or working conditions or a material breach of an employment agreement by Ceridian.

The executive employment agreement for Mr. Perlman described above provides that following a change of control termination, Mr. Perlman is entitled to receive a lump sum payment that is one dollar less than three times his "base amount," which is the average annual compensation received by him from Ceridian during the five taxable years preceding the change of control.

The executive employment agreements for Messrs. Turner, Eickhoff, Holcombe and Morris described above provide that following a change of control termination, they each are entitled to receive a lump sum payment that is equal to three times each of the following:

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  Twelve months base salary

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  The bonus, if any, that executive would have received under all applicable Ceridian bonus plans for the year in which the termination occurs had "superior" goals been achieved

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  Amount of the annual cash expense allowance

In addition, following a change of control termination, Mr. Holcombe will receive three times the highest aggregate amount of basic and performance matching contributions into Ceridian's Savings and Investment Plan, and Messrs. Turner, Eickhoff, and Morris will receive a pension supplement equal to three years of age and service credit (five years for Mr. Turner).

The agreements for Messrs. Perlman and Eickhoff provide that the amount of their respective lump sum payment is to be included in the determination of final average pay for purposes of computing supplemental retirement benefits.

The lump sum payments made to the named executives would be in lieu of any other severance payment specified in their executive employment agreements. In addition to the lump sum payments, the executive would receive an additional payment in an amount such that after the payment of all taxes, income and excise, the executive will be in the same after-tax position as if no excise taxes under the Internal Revenue Code had been imposed. Also, all of the executive employment agreements with the named executives provide that the executive following a change of control termination is entitled to receive from Ceridian until age 65 the same health and welfare benefits the executive received immediately prior to the change of control.

SHARE OWNERSHIP INFORMATION

Share Ownership of Directors and Management

The following table sets forth certain information regarding the beneficial ownership of Ceridian common stock as of March 1, 2000 by each director, by each of the named executives, and by all executive officers and directors as a group.

Name of Individual or Identity of Group	Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Owned	Of Shares Beneficially Owned, Shares That May be Acquired Within 60 days (2)
Directors:
Bruce R. Bond	10,160	(3)	4,000
William J. Cadogan	7,900	(3)	0
Nicholas D. Chabraja	10,160	(3)	4,000
Ruth M. Davis	17,850	(3)	11,000
Robert H. Ewald	15,760	(3)	8,000
Richard G. Lareau	26,104	(3)	11,000
Ronald T. LeMay	20,496	(3)	11,000
George R. Lewis	26,606	(3)	16,000
Lawrence Perlman	763,422	0.52%	760,000
Ronald L. Turner	532,759	0.37%	495,002
Carole J. Uhrich	26,606	(3)	16,000
Paul S. Walsh	30,050	(3)	20,000
Other Named Executives:
John R. Eickhoff	380,537	0.26%	340,978
Tony G. Holcombe	65,000	(3)	60,000
Stephen B. Morris	379,332	0.26%	357,334
All executive officers and directors as a group	2,695,351	1.86%	2,462,751

(1)
Unless otherwise noted, all of the shares shown are held by individuals possessing sole voting and investment power with respect to such shares.

(2)
All shares shown in this column may be acquired within 60 days through the exercise of stock options granted by Ceridian. These shares are treated as outstanding only when determining the amount and percent owned by the applicable individual or group.

(3)
Number of shares represents less than 0.1% of outstanding common stock.

Share Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of Ceridian common stock by each stockholder who is known by us to own beneficially more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
FMR Corp. Edward C. Johnson 3d Abigail P. Johnson 82 Devonshire Street Boston, Massachusetts 02109	20,242,355(2)	13.98%
AXA 9 Place Vendome 75001 Paris, France	18,887,961(3)	13.05%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	7,860,272(4)	5.43%
Massachusetts Financial Services Company 500 Boylston Street Boston, Massachusetts 02116	7,482,397(5)	5.16%
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	7,267,444(6)	5.02%

(1)
Percentage calculated based on the number of shares of Ceridian's common stock issued and outstanding as of March 1, 2000.
(2)
Beneficial ownership as of December 31, 1999 as reported in a Schedule 13G dated February 14, 2000. These securities are beneficially owned by the named parties as a result of their direct and indirect ownership of Fidelity Management & Research Company and Fidelity Management Trust Company, which act as investment adviser to certain investment companies and as investment manager of certain institutional accounts, respectively. Ownership of one investment company, Fidelity Growth & Income Fund, amounted to 7,815,900 shares or 5.4%. Represents sole power to vote or direct the vote of 278,853 shares and sole power to dispose or direct the disposition of 20,242,355 shares.
(3)
Beneficial ownership as of December 31, 1999 as reported in a Schedule 13G dated February 10, 2000. These securities are held by subsidiaries of AXA, principally AXA Financial, Inc. and its subsidiary Alliance Capital Management L.P., which holds them on behalf of client discretionary investment advisory accounts. Represents sole power to vote or direct the vote of 2,858,988 shares, sole power to dispose or direct the disposition of 18,879,163 shares, shared power to vote or direct the vote of 15,923,798 shares and shared power to dispose or direct the disposition of 8,798 shares.
(4)
Beneficial ownership as of December 31, 1999 as reported in a Schedule 13G dated February 12, 2000. These securities are owned by various individual and institutional investors for whom the named party serves as investment adviser with the power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, the named party disclaims that it is, in fact, the beneficial owner of these securities. Represents sole power to vote or direct the vote of 1,158,640 shares and sole power to dispose or direct the disposition of 7,860,272 shares.
(5)
Beneficial ownership as of December 31, 1999 as reported in a Schedule 13G dated February 11, 2000. Represents sole power to vote or direct the vote of 7,240,097 shares and sole power to dispose or direct the disposition of 7,482,397 shares.
(6)
Beneficial ownership as of December 31, 1999 as reported in a Schedule 13G dated February 9, 2000. The named party on behalf of its clients may be deemed to beneficially own these securities. Represents shared power to vote or direct the vote of 3,396,004 shares and shared power to dispose or direct the disposition of 7,267,444 shares.

INDEPENDENT AUDITORS

The Board has selected KPMG LLP, our present auditors, to audit our accounts for the year ending December 31, 2000.

The Board has requested that representatives of KPMG LLP attend the annual stockholders meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to stockholder questions.

OTHER MATTERS

Ceridian Mailing Address

Our current mailing address is 8100 34th Avenue South, Minneapolis, Minnesota 55425.

Stockholders Proposals for 2001 Annual Meeting

All proposals of stockholders that are requested to be included in our proxy statement for the 2001 Annual Meeting must be received by our Corporate Secretary on or before December 14, 2000, to be included.

Any other stockholder proposals to be presented at the 2001 Annual Meeting must be given in writing to our Corporate Secretary and received at our principal executive offices not less than 90 or more than 120 days prior to the 2001 Annual Meeting. The proposal must contain specific information required by our Bylaws, a copy of which may be obtained by writing to our Corporate Secretary.

Director Nominations

In accordance with procedures set forth in our Bylaws, stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to the Corporate Secretary, as provided above. The notice must set forth:

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  All of the information required under SEC rules in a proxy statement soliciting proxies for the election of directors
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  The nominee's business and residence address
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  Name and record address of, and number of shares of Ceridian common stock held by, the stockholder making the nomination

Expenses of Solicitation

The solicitation of proxies is being made by Ceridian and we pay the cost of soliciting proxies. We also arrange with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals, and we reimburse them for their expenses. In addition to solicitation by mail, proxies may be solicited by our employees, by telephone or personally. No additional compensation would be paid for such employee solicitation. We have also retained Georgeson & Company, Inc. to assist in the solicitation of proxies for an estimated fee of $7,500 plus out-of-pocket expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file with the SEC reports of ownership regarding the common stock and other Ceridian equity securities. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based on a review of the copies of the Section 16(a) reports received during the period from January 1, 1999 to February 14, 2000, all of our officers, directors and 10% beneficial owners complied with the applicable Section 16(a) filing requirements.

Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K (an annual filing with the SEC) for the year ended December 31, 1999 may be obtained without charge by writing to Ceridian Corporation, Attention: Stockholder Services Department, 3311 E. Old Shakopee Road, Minneapolis, Minnesota 55425-1640.

EXHIBIT A

CERIDIAN CORPORATION
2000 DIRECTOR PERFORMANCE INCENTIVE PLAN

1.  Purpose of Plan.

    The purpose of the Ceridian Corporation 2000 Director Performance Incentive Plan (the "Plan") is to advance the interests of Ceridian Corporation (the "Company") and its stockholders by enabling the Company to attract and retain the services of experienced and knowledgeable non-employee directors, to increase the proprietary interests of such non-employee directors in the Company's long-term success and their identification with the interests of the Company's stockholders. The Company and its stockholders had previously adopted the 1996 Director Performance Incentive Plan ("1996 Plan"). As of the Effective Date (as defined in Section 12 hereof), the 1996 Plan will terminate.

2.  Definitions.

    The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

    2.1 "Annual Retainer" means the annual cash retainer or meeting fees payable to an Eligible Director for services as a member of the Board paid to an Eligible Director during the fiscal year, excluding any cash retainer or meeting fees paid an Eligible Director for serving as the chair of a committee during the fiscal year.

    2.2 "Annual Retainer Election" means the election made or deemed to have been made by an Eligible Director relating to their Annual Retainer, as provided in Section 7.1 hereof.

    2.3 "Award" means an Option, Restricted Stock Award, or Retainer Share Award granted to an Eligible Director pursuant to the Plan.

    2.4 "Board" means the Board of Directors of the Company.

    2.5 "Broker Exercise Notice" means a written notice pursuant to which an Eligible Director, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

    2.6 "Change of Control" means any of the following events:

        (a) a merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the total combined voting power for election of directors of the surviving corporation immediately following the effective date of such merger or consolidation;

        (b) the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in the aggregate of securities of the Company representing 25% or more of the total combined voting power of the Company's then issued and outstanding securities by any person or entity, or group of associated persons or entities acting in concert;

        (c) the sale of the properties and assets of the Company, substantially as an entirety, to any person or entity which is not a wholly-owned subsidiary of the Company;

        (d) the stockholders of the Company approve any plan or proposal for the liquidation of the Company;

        (e) a change in the composition of the Board at any time during any consecutive 24 month period such that the "Continuity Directors" cease for any reason to constitute at least a 70% majority of the Board. For purposes of this clause, "Continuity Directors" means those members of the Board who either (1) were directors at the beginning of such consecutive 24 month period, or (2) were elected by, or on the nomination or recommendation of, at least a two-thirds majority of the then-existing Board of Directors; or

        (f)  such other event or transaction as the Board shall determine constitutes a Change of Control.

    2.7 "Code" means the Internal Revenue Code of 1986, as amended.

    2.8 "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

    2.9 "Common Stock" means the common stock of the Company, par value $0.50 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

    2.10 "Deferred Shares" shall have the meaning set forth in Section 7.3(a) hereof.

    2.11 "Deferred Stock Account" means a book keeping account established and maintained by the Committee to evidence amounts credited with respect to an Eligible Director's election to receive a portion of his or her Annual Retainer in the form of Retainer Deferred Share Awards.

    2.12 "Disability" means the disability of an Eligible Director such as would entitle the Eligible Director to receive disability income benefits pursuant to the long-term disability plan of the Company then covering the Eligible Director or, if no such plan exists or is applicable to the Eligible Director, the permanent and total disability of the Eligible Director within the meaning of Section 22(e)(3) of the Code.

    2.13 "Eligible Directors" means all directors of the Company who are not employees of the Company or any subsidiary of the Company.

    2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    2.15 "Fair Market Value" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote), the closing market price per share of the Common Stock as reported on the New York Stock Exchange Composite Tape on that date.

    2.16 "Issuance Year" means the year in which the Award was made to an Eligible Director.

    2.17 "Option" means a right to purchase 4,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 of the Plan) granted to an Eligible Director pursuant to Section 6 of the Plan that does not qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

    2.18 "Restricted Shares" means shares of Common Stock that are the subject of a Restricted Stock Award, and therefore subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of Sections 5 and 8.1 of the Plan.

    2.19 "Restricted Stock Award" means an award of Restricted Shares to an Eligible Director pursuant to Section 5 of the Plan.

    2.20 "Retainer Deferred Share Award" means that portion of the Annual Retainer that an Eligible Director has elected to defer in the form of a credit to the Eligible Director's Deferred Stock Account pursuant to Section 7.3 of the Plan.

    2.21 "Retainer Restricted Share Award" means that portion of an Eligible Director's Annual Retainer that the Eligible Director has elected to receive in the form of shares of restricted Common Stock pursuant to Section 7.2 of the Plan.

    2.22 "Retainer Share Award" means a Retainer Deferred Share Award and/or a Retainer Restricted Share Award.

    2.23 "Securities Act" means the Securities Act of 1933, as amended.

3.  Plan Administration.

    The Plan will be administered by the Nominating and Board Governance Committee of the Board, or any successor committee thereto (the "Committee"). The Committee may retain such actuarial, accounting, legal, clerical and other services as may reasonably be required in the administration of the Plan, and may pay reasonable compensation for such services. The Company will pay all costs of administering the Plan. All questions of interpretation of the Plan will be determined by the Committee, each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan. The Committee, however, will have no power to determine the eligibility for participation in the Plan, the number of shares of Common Stock to be subject to Awards, or the timing, pricing or other terms and conditions of the Awards.

4.  Shares Available for Issuance.

    4.1  Maximum Number of Shares Available.  Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 350,000 shares. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

    4.2  Accounting for Awards.  Shares of Common Stock that are issued under the Plan or that are subject to outstanding Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Award that lapses, expires, or for any reason is terminated unexercised will automatically again become available for issuance under the Plan.

    4.3  Adjustments to Shares and Awards.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of Eligible Directors, the number, kind and, where applicable, exercise price of securities subject to outstanding Awards.

5.  Restricted Stock Awards.

    5.1  Grants to New Directors.  At such time on or after the effective date of this Plan as additional Eligible Directors are first elected or appointed to the Board to fill new directorships or to fill vacancies, each such Eligible Director will receive, on a one-time basis on the date of his or her first election or appointment to the Board, a Restricted Stock Award. The number of Restricted Shares to be awarded to each such Eligible Director pursuant to such Restricted Stock Award shall be determined by first multiplying the dollar value of the Annual Retainer paid to Eligible Directors by 2.5, then dividing that result by the average closing price of a share of Common Stock on the New York Stock Exchange for the ten trading days immediately prior to the date of such Eligible Director's first election or appointment to the Board, and then rounding the result to the nearest 100 shares.

    5.2  Restrictions.  Restricted Shares issued to an Eligible Director may not be sold, assigned or otherwise transferred, or subjected to any lien, either voluntarily or involuntarily, by operation of law or otherwise, until such time and only to the extent that such restrictions on transferability have lapsed as provided in this Section 5.2 or in Section 8.1. For purposes of this Plan, the lapsing of such transferability restrictions is referred to as "vesting," and Restricted Shares that are no longer subject to such transferability restrictions are referred to as "vested." Except as provided in Section 8.1, 20% of the total number of Restricted Shares subject to a Restricted Stock Award granted pursuant to Section 5.1 hereof will vest on each of the first five anniversary dates of the date such Restricted Stock Award was first granted. Notwithstanding anything to the contrary set forth in the Plan, if a Change of Control of the Company occurs and the Restricted Stock Award has been outstanding for two months, the Restricted Shares subject to the Restricted Stock Award shall immediately and fully vest.

    5.3  Dividends and Distributions.  Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to Restricted Shares will be currently paid to the Eligible Director and will not be subject to the same restrictions as the Restricted Shares to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee, in its sole discretion, may require such dividends and distributions to be reinvested (and in such case the Eligible Director consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

    5.4  Rights as a Stockholder.  Except as provided in this Section 5 and in Section 8.1, an Eligible Director will have all voting, dividend and other rights with respect to Restricted Shares issued to the Eligible Director upon the Eligible Director becoming the holder of record of such Restricted Shares as if such Eligible Director were a holder of record of shares of unrestricted Common Stock.

    5.5  Enforcement of Restrictions.  To enforce the restrictions referred to in this Section 5, the Committee will place a legend on the stock certificates referring to such restrictions and will require Eligible Directors, until the Restricted Shares vest, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers if required, in a certificateless book-entry stock account with the Company's transfer agent for its Common Stock.

6.  Options.

    6.1  Grant.  Each Eligible Director will be granted on an annual basis, at such time as the Eligible Director is elected or re-elected to the Board by the stockholders of the Company, an Option. Such Option will be granted only upon such election or re-election of the Eligible Director, and no Option will be granted if the Eligible Director is not so elected or re-elected.

    6.2  Exercise Price.  The per share price to be paid by an Eligible Director upon exercise of an Option will be 100% of the Fair Market Value of one share of Common Stock on the date of grant. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order), or such payment may be made, in whole or in part, by tender of a Broker Exercise Notice.

    6.3  Exercisability and Duration.  Other than as provided in Section 8.1 of the Plan, each Option will become exercisable in full six months following its date of grant and will expire and will no longer be exercisable 10 years from its date of grant.

    6.4  Manner of Exercise.  An Option may be exercised by an Eligible Director in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company, Attention: Corporate Treasury, at its principal executive office in Bloomington, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.2 of the Plan.

    6.5  Rights as a Stockholder.  As a holder of Options, an Eligible Director will have no rights as a stockholder unless and until such Options are exercised for shares of Common Stock and the Eligible Director becomes the holder of record of such shares. No adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Eligible Director becomes the holder of record of such shares.

7.  Payment of Portion of Annual Retainer in Retainer Share Award.

    7.1  Annual Retainer Election.  Each year an Eligible Director must elect to receive fifty percent (50%) (or such other greater percentage as the Committee shall determine) or more of his or her Annual Retainer in the form of (i) Retainer Restricted Share Awards pursuant to Section 7.2 hereof, (ii) Retainer Deferred Share Awards pursuant to Section 7.3 hereof, or (iii) a combination of Retainer Restricted Share Awards and Retainer Deferred Share Awards ("Annual Retainer Election"). The Annual Retainer Election is made by the Eligible Director by filing, no later than December 31 of each year (or by such other date as the Committee shall determine), an irrevocable election with the Company on a form provided for that purpose. The Annual Retainer Election shall be effective with respect to the Annual Retainer payable on or after January 1 of the following year. The Annual Retainer Election form shall specify an amount to be received in the form of Retainer Restricted Share Awards and/or Retainer Deferred Share Awards expressed as a dollar amount or as a percentage of the Eligible Director's Annual Retainer. The issuance of such a Retainer Restricted Share Award or Retainer Deferred Share Award shall be in lieu of payment of that portion of the Annual Retainer in cash. In the event that an Eligible Director fails to make a valid Annual Retainer Election, such Eligible Director shall be deemed to have elected to receive fifty percent (50%) (or such other greater percentage as the Committee shall determine) of his or her Annual Retainer in the form of Retainer Restricted Share Awards.

    7.2  Retainer Restricted Share Awards.

        (a) On the first trading day of each calendar year, an Eligible Director may be granted a Retainer Restricted Share Award. The number of shares of Common Stock to be awarded to each Eligible Director pursuant to a Retainer Restricted Share Award shall be determined based on dividing the dollar amount of the portion of the Annual Retainer that the Eligible Director elected to receive (or is deemed to have elected to receive) in the form of a Retainer Restricted Share Award by the average closing price of a share of Common Stock on the New York Stock Exchange for the last ten trading days of the immediately preceding calendar year, rounded up to the nearest whole share.

        (b) Shares subject to a Retainer Restricted Share Award may not be sold, assigned or otherwise transferred, or subjected to any lien, either voluntarily or involuntarily, by operation of law or otherwise, until such time as the Eligible Director's service as a director of the Company ceases. In addition, a portion of the shares subject to an Eligible Director's most recent Retainer Restricted Share Award shall be forfeited if the Eligible Director's service as a director of the Company ceases for any reason prior to December 31 of the Issuance Year. The portion of the shares subject to a Retainer Restricted Share Award that shall be forfeited pursuant to this Section 7.2(b) shall be determined by multiplying the number of shares subject to such Retainer Restricted Share Award by a fraction, the numerator of which is the number of days remaining in the Issuance Year after the date of such Eligible Director's cessation of service as a director and the denominator of which is 365, rounded down to the nearest whole share.

        (c) Except as otherwise provided in this Section 7.2, an Eligible Director will have all voting, dividend, distribution and other rights with respect to shares subject to a Retainer Restricted Share Award upon the Eligible Director becoming the holder of record of such shares as if such Eligible Director were a holder of record of shares of unrestricted Common Stock. Notwithstanding the foregoing, unless the Committee determines otherwise in its sole discretion, any dividends or distributions (including regular quarterly cash dividends) paid with respect to a Retainer Restricted Share Award will be currently paid to the Eligible Director and will not be subject to the same restrictions as the Retainer Restricted Share Awards to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee, in its sole discretion, may require such dividends and distributions to be reinvested (and in such case the Eligible Directors consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

        (d) To enforce the restrictions referred to in this Section 7.2, ownership of shares subject to a Retainer Restricted Share Award will be evidenced in a certificateless book-entry stock account in the name of each Eligible Director with the Company's transfer agent for its Common Stock. A certificate for the number of shares in such a book-entry account that are not subject to forfeiture pursuant to Section 7.2(b) hereof will be issued to the applicable Eligible Director when such director's term of service on the Company's Board ceases.

    7.3  Retainer Deferred Share Awards.

        (a) On the first trading day of the calendar year, an Eligible Director shall receive a credit to his or her Deferred Stock Account equal to the number of shares of Common Stock ("Deferred Shares") determined by dividing an amount equal to the amount of the Annual Retainer that the Eligible Director elected to receive in the form of Retainer Deferred Share Award by the average closing price of a share of Common Stock on the New York Stock Exchange for the last ten trading days of the immediately preceding calendar year, rounded up to the nearest whole share. In the event an Eligible Director's services as a director of the Company cease for any reason prior to December 31 of the Issuance Year, a portion of the Deferred Shares credited to the Eligible Director's Deferred Stock Account will be forfeited in an amount equal to the Deferred Shares multiplied by a fraction, the numerator of which is the number of days remaining in the Issuance Year after the date of such Eligible Director's cessation of service as a director and the denominator of which is 365, rounded up to the nearest whole share.

        (b) Each time a dividend is paid on the Common Stock, the Eligible Director shall receive a credit to his or her Deferred Stock Account equal to that number of shares of Common Stock (rounded to the nearest whole share) having a Fair Market Value on the dividend payment date equal to the amount of the dividend payable on the number of shares credited to the Eligible Director's Deferred Stock Account on the dividend record date.

        (c) At the time of making the Annual Retainer Election, each Eligible Director shall also complete a deferral payment election specifying one of the payment options described in Section 7.3(d) below. The Eligible Director may change the deferral payment election by means of filing with the Company a subsequent Annual Retainer Election form providing for a new deferral payment election. This subsequent deferral payment election will take effect (i) immediately upon receipt for deferrals credited after the date the Company receives such subsequent deferral payment election and (ii) provided the Eligible Director remains an Eligible Director, at the beginning of the second calendar year following the date of the revised deferral payment election for deferrals previously credited to the Eligible Director's Deferred Stock Account.

        (d) An Eligible Director may elect to receive payment of his or her Deferred Stock Account in a lump sum on January 10 of the year (or the first business day thereafter) following the Eligible Director's termination of service on the Board or in five, ten or fifteen annual installments beginning on January 10 of the year (or the first business day thereafter) following the Eligible Director's termination of service on the Board. If an Eligible Director fails to make a deferral payment election, such Eligible Director shall be deemed to have elected a single lump sum payment. All payments shall be made in shares of Common Stock plus cash in lieu of any fractional share. If an Eligible Director elects to receive installment payments from his or her Deferred Stock Account, the amount of each installment payment shall be computed as the number of shares credited to the Eligible Director's Deferred Stock Account, multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of installments elected (i.e. five, ten or fifteen) minus the number of installments previously paid. Amounts paid prior to the final installment payment shall be rounded to the nearest whole number of shares; the final installment payment shall be for the whole number of shares then credited to the Eligible Director's Deferred Stock Account, together with cash in lieu of any fractional share. Notwithstanding the foregoing, in the event of a Change of Control, credits to an Eligible Director's Deferred Stock Account as of the business day immediately prior to the effective date of the transaction constituting the Change of Control that have not been forfeited pursuant to Section 7.3(a) hereof shall be paid in full to the Eligible Director or the Eligible Director's beneficiary or estate, as the case may be, in whole shares of Common Stock (together with cash in lieu of a fractional share) on such date.

        (e) If an Eligible Director dies before receiving all payments to which he or she is entitled under this Section 7.3 of the Plan, payment shall be made in accordance with the Eligible Director's designation of a beneficiary on a form provided for that purpose and delivered to and accepted by the Committee (as hereinafter defined) or, in the absence of a valid designation or if the designated beneficiary does not survive the Eligible Director, to such Eligible Director's estate.

        (f)  No right to receive payments under this Section 7.3 of the Plan nor any shares of Common Stock credited to an Eligible Director's Deferred Stock Account shall be assignable or transferable by an Eligible Director other than by will or the laws of descent and distribution. The designation of a beneficiary by an Eligible Director pursuant to Section 7.3(e) does not constitute a transfer.

        (g) Benefits due under this Section 7.3 of the Plan shall be funded out of the general funds of the Company. The Eligible Directors and beneficiaries thereof shall be general, unsecured creditors of the Company with respect to any payments to be made pursuant to this Section 7.3 of the Plan and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company. If the Company shall, in fact, elect to set aside monies or other assets to meet its obligations under this Section 7.3 of the Plan (there being no obligation to do so), whether in a grantor trust or otherwise, the same shall, nevertheless, be regarded as a part of the general assets of the Company subject to the claims of its general creditors, and neither any Eligible Director nor any beneficiary of any Eligible Director shall have a legal, beneficial, or security interest therein.

8.  Effect of Termination of Service as Director.

    8.1  Options and Restricted Shares.

        (a)  Termination Due to Death or Disability.  If an Eligible Director's service as a director of the Company is terminated by reason of death or Disability, all outstanding Options then held by the Eligible Director will become immediately exercisable in full and will remain exercisable for the remainder of their terms, and all Restricted Shares then held by such Eligible Director shall immediately and fully vest.

        (b)  Voluntary Termination.  If an Eligible Director voluntarily resigns from the Board (which does not include the submission of an offer not to stand for re-election as a director in accordance with Company policies), the Eligible Director shall forfeit all Restricted Shares not yet vested, and outstanding Options then held by the Eligible Director will remain exercisable for a period of three months after such termination (but in no event after the expiration date of any such Option) only to the extent they were exercisable as of such termination.

        (c)  Termination for Other Reasons.  If an Eligible Director's service as a director of the Company terminates for any reason other than those specified in Sections 8.1(a) and (b), the portion of such Eligible Director's Restricted Shares that were scheduled to vest on the next vesting date following the date of such termination shall immediately vest, but all remaining unvested Restricted Shares shall be forfeited, and outstanding Options then held by the Eligible Director will remain exercisable until the expiration date of each such Option only to the extent such Options were exercisable as of such termination.

    8.2  Retainer Share Awards.  If an Eligible Director's service as a director of the Company ceases for any reason or no reason at all, all outstanding Retainer Share Awards then held by the Eligible Director shall be treated as provided for in Sections 7.2 and 7.3 hereof.

    8.3  Date of Termination of Service as a Director.  An Eligible Director's service as a director of the Company will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company, as determined by the Committee based upon such records.

9.  Rights of Eligible Directors; Transferability of Interests.

    9.1  Service as a Director.  Nothing in the Plan will interfere with or limit in any way the right of the stockholders of the Company to terminate an Eligible Director, and neither the Plan, nor the granting of an Award nor any other action taken pursuant to the Plan, will constitute or be evidence of any agreement or understanding, express or implied, that the stockholders of the Company will retain an Eligible Director for any period of time or at any particular rate of compensation.

    9.2  Restrictions on Transfer of Interests.  Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of any Eligible Director in an Award prior to the exercise of Options or the vesting of Restricted Shares will be assignable or transferable, or subjected to any lien, during the lifetime of the Eligible Director, either voluntarily or involuntarily, by operation of law or otherwise. An Eligible Director will, however, be entitled to designate a beneficiary to receive an Award upon such Eligible Director's death, and in the event of an Eligible Director's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 6 of the Plan) may be made by, the Eligible Director's legal representatives, heirs and legatees.

    9.3  Non-Exclusivity of the Plan.  Nothing contained in the Plan is intended to create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements for non-employee directors as the Board may deem necessary or desirable.

10. Securities Law and Other Restrictions.

    Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and an Eligible Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

11. Plan Amendment, Modification and Termination.

    The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to the rules of the New York Stock Exchange. No termination, suspension or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Eligible Director; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Section 4.3 of the Plan.

12. Effective Date and Duration of the Plan.

    The Plan will be effective on the date it is to be approved by the Company's stockholders which is anticipated to be May 25, 2000 ("Effective Date"). The Plan will terminate at midnight on May 31, 2005, and may be terminated prior thereto by Board action, and no Award will be granted after such termination. Awards outstanding upon termination of the Plan may continue to be exercised or to vest in accordance with their terms.

13. Miscellaneous.

    13.1  Governing Law.  Notwithstanding conflict of law provisions, the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

    13.2  Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Eligible Directors.

    13.3  No Representation or Warranty.  The Company makes no representation or warranty regarding whether the tax consequences surrounding an Award, and the Company recommends that the Eligible Director consult with his or her own advisors before making any determination regarding the election to receive, exercise or the sale of an Award.

Approved:

Board of Directors: 2-4-00

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Use any touch-tone telephone. Have your Proxy Form in hand. Enter the Control Number located in the box below. Follow the simple recorded instructions.	OR	Go to the website address listed above. Have your Proxy Form in hand. Enter the Control Number located in the box below. Follow the simple instructions.	OR	Mark, sign and date your proxy card. Detach card from Proxy Form. Return the card in the postage-paid envelope provided.

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DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

1. Election of Directors	/ / FOR all nominees listed below	/ / WITHHOLD AUTHORITY to vote for all nominees listed below	/ / FOR, except you may withhold authority to vote for any nominee by crossing out his or her name
Nominees:
01) - Bruce R. Bond, 02) - William J. Cadogan, 03) - Nicholas D. Chabraja, 04) - Robert H. Ewald,
05) - Ronald T. LeMay, 06) - George R. Lewis, 07) - Ronald L. Turner, 08) -Carole J. Uhrich, 09) - Paul S. Walsh

2.  Proposal to approve the Ceridian Corporation 2000 Director Performance Incentive Plan.

/ / FOR         / / AGAINST         / / ABSTAIN

Address Change and/or / / Comments Mark Here	If you wish to have your vote on all matters kept confidential in accordance with Ceridian Corporation policy, check here. / /

Please sign exactly as name is printed to the left. Joint owners, co-executors or co-trustees should both sign. Persons signing as attorney, executor, administrator, trustee or guardian should give their full title as such.
	Dated:	, 2000

SIGNATURE(S)
(Please sign, date and return this proxy card in the enclosed envelope.) Votes must be indicated [x] in black or blue ink.

CERIDIAN CORPORATION
PROXY CARD

This proxy is solicited on behalf of the Board of Directors of Ceridian Corporation for the Annual Meeting of Stockholders on May 25, 2000.

    The undersigned appoints Ronald L. Turner and Gary M. Nelson, and either of them, the proxies of the undersigned, with full power of substitution in each, to vote at the Annual Meeting of Stockholders to be held on May 25, 2000 and at any adjournment or postponement thereof all of the undersigned's shares of Ceridian Corporation common stock held of record on March 28, 2000 in the manner indicated on the reverse side hereof, and with the discretionary authority to vote as to any other matters that may properly come before such meeting.

    You are encouraged to specify your choices by marking the appropriate boxes on the reverse side.

    This proxy, when properly signed, will be voted in the manner directed. If no direction is given, this proxy will be voted FOR the election of directors and FOR Proposal 2.

  •
  Voting by Mail.  If you wish to vote by mailing this proxy, please sign, mark, date and return it in the enclosed postage-paid envelope.

  •
  Voting by Telephone.  If you wish to vote by telephone, please follow the instructions on the reverse side of this card. If you vote by telephone you do not need to return this card.

  •
  Voting by Internet.  If you wish to vote by Internet, please follow the instructions on the reverse side of this card. If you vote by Internet you do not need to return this card.

(Continued, and to be signed and dated on the reverse side)	CERIDIAN CORPORATION P.O. BOX 11290 NEW YORK, N.Y. 10203-0290

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  PROXY STATEMENT—GENERAL INFORMATION
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  Voting by Participants in Ceridian Benefit Plans
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  ELECTION OF DIRECTORS (ITEM 1)
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DIRECTOR COMPENSATION FOR 1999
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  PROPOSAL TO APPROVE THE CERIDIAN CORPORATION 2000 DIRECTOR PERFORMANCE INCENTIVE PLAN (ITEM 2)
  Introduction
  Summary of the 2000 Plan
  Tax Information Regarding Awards
  New Plan Benefits
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  REPORT OF COMPENSATION AND HUMAN RESOURCES COMMITTEE
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COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (CERIDIAN CORPORATION, THE S&P 500 INDEX AND PEER GROUP INDEX)
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SUMMARY COMPENSATION TABLE
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AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES
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PENSION PLAN TABLE
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CERIDIAN CORPORATION 2000 DIRECTOR PERFORMANCE INCENTIVE PLAN
CERIDIAN CORPORATION PROXY CARD
This proxy is solicited on behalf of the Board of Directors of Ceridian Corporation for the Annual Meeting of Stockholders on May 25, 2000.